                                                                    EXHIBIT 11.2


                               NOVA CORPORATION
                 COMPUTATION OF HISTORICAL EARNINGS PER SHARE

                                                                                       TEN MONTH
                                                                     YEAR ENDED       PERIOD ENDED        YEAR ENDED
                                                                 FEBRUARY 28, 1995  DECEMBER 31, 1995  DECEMBER 31, 1996
                                                                 -----------------  -----------------  -----------------
PRIMARY
   Weighted average Common Stock outstanding
     during the period...................................                1,674,607          2,645,290         22,811,044
   Cheap Stock(1)........................................                   52,061             52,061                 --
   Dilutive effect of common stock equivalents...........                       --          1,756,247          1,671,743
                                                                       -----------        -----------        -----------
     Total...............................................                1,726,668          4,453,598         24,482,787
                                                                       ===========        ===========        ===========

   Net income (loss).....................................              $(1,213,000)       $ 4,887,000        $ 7,267,000
   Less: Preferred Stock dividends.......................                3,507,000          3,178,000          1,486,000
                                                                       -----------        -----------        -----------
   Net income (loss) available for Common Stock and
     common stock equivalent.............................              $(4,720,000)       $ 1,709,000        $ 5,781,000
                                                                       ===========        ===========        ===========
     Per share amount....................................                   $(2.73)             $0.38              $0.24
                                                                       ===========        ===========        ===========
FULLY DILUTED
   Weighted average Common Stock outstanding
     during the period...................................                1,674,607          2,645,290         26,932,029
   Cheap Stock(1)........................................                   52,061             52,061                 --
   Dilutive effect of preferred stock....................                       --         11,876,218                 --
   Dilutive effect of common stock equivalents...........                       --          1,756,247          1,671,743
                                                                       -----------        -----------        -----------
     Total...............................................                1,726,668         16,329,816         28,603,772
                                                                       ===========        ===========        ===========

   Net income............................................              $(1,213,000)       $ 4,887,000        $ 7,267,000
   Less: Preferred Stock dividends.......................                3,507,000            488,899            229,677
                                                                       -----------        -----------        -----------
   Net income available for Common Stock and
     common stock equivalent.............................              $(4,720,000)       $ 4,398,101        $ 7,037,323
                                                                       ===========        ===========        ===========
   Per share amount (2)..................................                   $(2.73)             $0.27              $0.25
                                                                       ===========        ===========        ===========

____________
(1) Pursuant to Securities and Exchange Commission Accounting Bulletin No. 83, common stock and common stock equivalents issued at prices below the assumed initial public offering price per share ("cheap stock") during the twelve months immediately preceding the initial filing date of the Company Registration Statement for its public offering have been included as outstanding for all periods presented.

(2) The effect of the preferred stock conversion in the calculation of the 1996 fully diluted income per common share is anti-dilutive. Accordingly, primary and fully diluted income per common share for 1996 are the same.